SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                         Securities Exchange Act of 1934


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                         Date of Report: April 16, 1996


                               BJ SERVICES COMPANY
             (Exact name of Registrant as specified in its charter)




     Delaware                    1-10570                63-0084140
  (State or other               (Commission           (I.R.S. Employer
   jurisdiction                  File No.)           Identification No.)
  of incorporation)



                          5500 Northwest Central Drive
                              Houston, Texas 77092
               (Address of principal executive offices) (Zip Code)




                                 (713) 462-4239
              (Registrant's telephone number, including area code)


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Item 5.   Other Events

     On April 12, 1996, the Company announced a tender offer ("Nowsco Tender Offer") to acquire all of the outstanding common shares of Nowsco Well Service Ltd. ("Nowsco"), a well service company based in Calgary, Canada, for a price per share of $27.00 in Canadian dollars. At December 31, 1995, Nowsco had 20,806,546 outstanding common shares. For the fiscal year ended December 31, 1995, Nowsco reported revenues of $480.1 million, net income of $16.2 million ($.78 per share) and total shareholders' equity of $286.5 million, all in Canadian dollars. Nowsco's operations are conducted in Canada, the United States, Europe, Africa, the Middle East, Southeast Asia, Argentina, Australia and Russia and include oil and gas pressure pumping, coiled tubing, commissioning and pipeline service businesses. The Nowsco Tender Offer is subject to certain conditions, including waiver or invalidation of Nowsco's poison pill plan, the tender of at least 662/3% of Nowsco's outstanding common shares, the absence of certain transactions and changes affecting Nowsco and the receipt of regulatory approvals. No assurance can be given that the Company will be successful in the Nowsco Tender Offer or in its efforts to consummate a transaction with Nowsco or, if it is successful, on what terms.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       BJ SERVICES COMPANY



                     By:                 Margaret B. Shannon
                                         Margaret B. Shannon
                                   Vice President and General Counsel



Date: April 16, 1996